Senesco Announces Presentation on the Effectiveness of eIF5A in Inhibiting Tumor Progression in Liver Cancer Models

 Presentation at 17th Annual Meeting of American Society of Gene & Cell Therapy

BRIDGEWATER, N.J. (April 28, 2014) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (OTC QB: SNTI), announced today that an oral presentation will be delivered on its potential approach to treating hepatocellular carcinoma at the 17th Annual Meeting of the American Society of Gene & Cell Therapy during the session entitled “Cancer-Targeted Gene & Cell Therapy II”.

The conference will be held May 21-24, 2014 at the Marriott Wardman Park in Washington, DC. The presentation entitled “An eIF5A-based gene therapy nanoparticle induces apoptosis and inhibits hepatocellular carcinoma tumour progression in both xenograft and orthotopic models”, will be delivered at 12 noon on Saturday May 24 by Dr. Sarah Francis, who is a member of Senesco CSO John E. Thompson’s research laboratory at the University of Waterloo in Ontario, Canada. The abstract for the presentation may be viewed at http://www.abstracts2view.com/asgct/view.php?nu=ASGCT14L1_778.

About SNS01-T

SNS01-T is a novel approach to cancer therapy that is designed to selectively trigger apoptosis in B-cell cancers such as multiple myeloma, and, mantle cell and diffuse large B-cell lymphomas. Senesco is the sponsor of the Phase 1b/2a study that is actively enrolling patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, the Mary Babb Randolph Cancer Center in Morgantown, WV, the John Theurer Cancer Center at Hackensack University Medical Center in Hackensack, NJ, the Seattle Cancer Care Alliance in Seattle, WA, and, the Pretoria East Hospital, in Pretoria and the Groote Schuur Hospital in Cape Town, South Africa. http://www.clinicaltrials.gov/ct2/show/NCT01435720?term=SNS01-T&rank=1

About Senesco Technologies, Inc

Senesco Technologies is a clinical-stage biotech company specializing in cancer therapeutics. Its proprietary gene regulation technology has demonstrated the ability to eliminate cancer cells and protect healthy cells from premature death. The Company is currently in a Phase 1b/2a trial with a product candidate that is designed to treat B-cell cancers, which include multiple myeloma, chronic lymphocytic leukemia, and non-Hodgkin’s B-cell lymphomas. The technology was developed over the last 15 years through the discovery that the genetic pathway for cell growth control is common to both plants and humans. For more information, please visit Senesco.com or connect with us on Facebook, Twitter, LinkedIn and Google+.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, the Company’s ability to execute a transaction with Fabrus, Inc., as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Dave Gentry

RedChip Companies, Inc.
Tel: 1-800-RED-CHIP (733-2447), ext. 104

Email: info@redchip.com

Joel Brooks	Heather Branham

Chief Financial Officer	908-393-9393

info@senesco.com